UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             CARSUNLIMITED.COM, INC.
                 (Name of small business issuer in our charter)


  Nevada                                                         11-353520-4
(State or other jurisdiction of (Primary standard industrial (I.R.S. Employer incorporation or organization) classification code number) Identification No.)

              10 Cedar Swamp Rd., Ste 8, Glen Cove, New York 11542
                                 1-877-671-5582
          (Address and telephone number of principal executive offices)

                             Anthony J. Genova, Jr.
                           10 Cedar Swamp Rd., Ste. 8
                            Glen Cove, New York 11542
                                 1-877-671-5582
               (Name, address and telephone of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box: ["X"].

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]




                   CALCULATION OF REGISTRATION FEE


========================================================================
TITLE OF EACH  AMOUNT      PROPOSED   PROPOSED    AMOUNT OF
CLASS OF       BEING       MAXIMUM    MAXIMUM     OF
SECURITIES     REGISTERED  OFFERING   AGGREGATE   REGISTRATION
BEING                      PRICE PER  OFFERING    FEE
REGISTERED                 UNIT       PRICE
                           (1)        (1)
SHARES OF
COMMON STOCK   3,120,000   $0.10      $312,000    $82.37

TOTAL                                 $312,000    $82.37
========================================================================

 (1)  ESTIMATED  FOR  PURPOSES  OF  COMPUTING  THE  REGISTRATION  FEE  PURSUANT  TO  RULE
457.

     The registrant hereby may amend the registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that the registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

     The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the securities and exchange commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                             CARSUNLIMITED.COM, INC.

                        3,120,000 shares of Common Stock

The registration statement of which this prospectus is a part relates to the offer and sale by our corporation of shares of our common stock. See "description of securities."

Our common stock is not listed on any national securities exchange or the Nasdaq stock market.

The selling security holders may offer their shares at any price. We will pay all expenses of registering the securities.

These securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See "risk factors" beginning on page 7.

Neither the securities and exchange commission or any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The  date  of  this  preliminary  prospectus  is  August  8,  2000.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE
SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                              Cross Reference Sheet
                      Showing the Location In Prospectus of
                   Information Required by Items of Form SB-2

Part  I.   Information  Required  in  Prospectus.
Item  No.  Required  Item                                                   Page
--------------------------------------------------------------------------------
1          Front of Registration Statement and Outside Front Cover of Prospectus

2.         Inside  Front  and  Outside  Back  Cover  Pages  of  Prospectus

3.         Summary  Information  and  Risk  Factors                            4

4.         Use  of  Proceeds                                                   4

5.         Determination  of  Offering  Price                                  9

6.         Dilution                                                            9

7.         Selling  Security  Holders                                          9

8.         Plan  of  Distribution                                             10

9.         Legal  Proceedings                                                 11

10.        Directors,  Executive  Officers,  Promoters
                 and  Control  Persons                                        11

11.        Security  Ownership  of  Certain  Beneficial  Owners
                 and Management                                               11

12.        Description of Securities                                          12

13.        Interest  of  Named  Experts  and  Counsel                         12

14.        Disclosure  of  Commission  Position  on  Indemnification
                 for  Securities  Act  Liabilities                            14

15.        Organization Within Last Five Years                                14

16.        Description  of  Business                                          15

17.        Management's Discussion and Analysis or Plan of Operation          17

18.        Description  of  Property                                          18

19.        Certain  Relationships  and  Related  Transactions                 18

20.        Market  for  Common  Equity  and  Related  Stockholder  Matters    19

21.        Executive  Compensation                                            19

22.        Financial  Statements                                              20

23.        Changes  in  and  Disagreements  with  Accountants
                on  Accounting  and  Financial  Disclosure                    28

Part  II   Information  Not  Required  in  Prospectus.
24.        Indemnification                                                    28

25.        Other  Expenses  of  Issuance  and  Distribution                   28

26.        Recent  Sales  of  Unregistered  Securities                        29

27.        Exhibits                                                           29

28.        Undertakings                                                       29


Item  3.   Summary  Information  and  Risk  Factors

PROSPECTUS  SUMMARY

     This prospectus contains statements about our future operations, which involve risks and uncertainties. Our actual results could differ in important ways from our anticipated future operations, due to many factors, including "risk factors" beginning on page 6 and other factors. Because this is a summary and the information is selective, it does not contain all information that may be important to you. You should carefully read all information in the prospectus including its detailed information and the financial statements and the accompanying explanatory notes before making an investment decision.

Our  Company.

     CarsUnlimited.com, Inc. was incorporated in the State of Nevada on March 7, 2000. We are an early development stage company with the goal to provide our users the ability to search a database that contains detailed information about the automobile industry, new and used car sales as well as a parts database and extended warranty information from around the world. Our service is intended to offer Internet users a quick and easy way to search for automobile related needs according to their interests via the Internet on our web site located at www.CarsUnlimited.com. The company combines an existing dealer-direct business with the expansive potential of a new virtual storefront and portal. The Company is a diversified "click-and-mortar" company, providing products and services for automobile owners, potential owners, and manufacturers through multiple distribution and marketing channels including the Internet and direct sales. Many of these products and services are exclusive or niche products marketable in 45 states. The website will take immediate orders for warranty products, provide a free automobile classified section for consumers and dealers with upgrades for a small fee, sell ancillary products and offer content to attract and educate the potential buyers.

     The  immediate  objective  of  the  Company is to blend the existing dealer direct sales business with a new Internet e-commerce presence. Using established relationships and expertise; the Company intends to grow revenues quickly using a combination of multiple distribution channels, exclusive products, and aggressive Internet marketing.

Our  Business.

     In addition to direct and dealer sales, the Internet offers consumers a convenient way to learn, compare, and contrast not only new and used car prices but also insurance and warranty policies. CarsUnlimited.com intends to offer extended service contracts on new and used automobiles, and unique products for consumers that lease vehicles. Many of these products are exclusive in nature and/or territory and are new to the industry. Automobile related after market products are some of the most profitable products offered in the automobile industry. The website, is presently operational and in the process of further development.

     Outsourcing: Hiring independent contractors to enlist shoppers and producers of parts and cars to use our service. First and foremost, our goal is customer satisfaction. This strategy begins by developing a website that is user friendly, appealing to customers, informative and entertaining. We believe that all of these factors will create a greater likelihood that customers will return to our site creating greater traffic.

     The second step to expanding and developing our business lies in our ability to attract the automobile industry to use and enlist our services. Initially, this will be done by allowing producers and manufactures to be listed on our website free of charge for a limited time. Once we have established ourselves as a recognizable benefit to the industry, we will expect to charge a monthly fee.

     Next, we intend to attract and intend to hire independent contractors in areas where there is a significant amount of customers to warrant our service. We intend to hire independent contractors in these regions to locate and persuade companies to join our service free of charge for a limited time. These independent contractors will also be responsible for contacting other affiliates and list them on our website and obtaining names of clients so that we may attempt to get comments regarding the automobile industry.

     Finally, our strategy will focus on instituting an intensive marketing and promotional campaign. We believe that this, if successful, will generate a significant amount of traffic over our website. Initially, we will enter advertising agreements with on-line companies with similar target audiences. In addition, subject to adequate funding, we intend to advertise in trade journals as well as other pertinent advertising magazines. We will also set up promotional booths at trade shows and automobile related events.

THE  OFFERING

Common  Stock  Offered
by  Selling  Shareholders  3,120,000

Use of Proceeds We will not receive any proceeds from the sale of the shares of common stock.

Risk  Factors  For  a   discussion   of  certain   factors  to  consider  before
buying shares  of  our  common  stock,  see  "Risk  Factors."

Dividend Policy We do not intend to pay dividends on our common stock. We plan to retain any earnings for use in the operations of our business and to fund future growth.

Financial  Summary  Information.

Because this is a only a financial summary, it does not contain all the financial information that may be important to you. You should also read carefully all the information in this prospectus, including the financial statements and their explanatory notes.

     Balance  Sheet  Data                         June  30,  2000
================================================================================
     Total  Current  Assets                         $  92,575
     Total  Current  Liabilities                    $  56,407
     Total  Assets                                  $ 118,124
     Total  Liabilities                             $  56,407
     Total  Stockholder's  Equity                   $  61,717

     Statement  of Operations Data            For the Period of March 7,
                                          2000  (Inception)  to  June  30,  2000
================================================================================
     Revenue                                        $  34,597
     Operating  Expenses                           $  237,340
     Net  (loss)                                   $(202,743)


Risk  Factors.

We  have  limited  operating  history  for  you  to  evaluate.

     We incorporated in the State of Nevada in March 7, 2000 and have limited operations or revenues and nominal assets. As a start-up business, we are subject to all the substantial risks inherent in the commencement of a new business enterprise with new management. There can be no assurance that we will be able to successfully continue to generate revenues, operate profitably, or make any distributions to the holders of our securities. We have limited business history for you to analyze or to aid you in making an informed judgment as to the merits of an investment in our securities. Any investment in our common stock should be considered a high risk investment because you will be placing funds at risk in an unseasoned start-up company with unforeseen costs, expenses, competition and other problems to which start-up ventures are often subject. As we are a development stage company, our prospects must be considered in light of the risks, expenses and difficulties encountered in establishing a new business in any industry.

     You should consider our prospects in light of the risks, expenses, and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets such as online commerce. Such risks include, but are not limited to, an evolving and unpredictable business model and the management of growth. To address these risks, we must, among other things, establish a user base, implement and successfully execute our business and marketing strategy, continue to develop and upgrade our technology, improve our website, respond to competitive developments, and attract, retain, and motivate qualified personnel. We can provide no assurance that we will be successful in addressing such risks, and the failure to do so could have a material adverse effect on our business. We can provide no assurance that we will become profitable in the future.

We  currently  have  negative  working capital and limited sources of liquidity.

     We require substantial capital to pursue our operating strategy and currently have limited cash for operations. Until we can obtain revenues sufficient to fund working capital needs, we will be dependent upon external sources of financing. To date, we have limited internal sources of liquidity and expect limited, if any, internal cash flow in the immediate future. We do not have any commitments to raise additional capital and there is no assurance that any additional funds needed will be available on favorable terms, if at all. We require substantial working capital to continue the funding of our business.

     Moreover, there is no assurance that our estimate of our liquidity needs is accurate or that new business development or other unforeseen events will not occur, resulting in the need to raise additional funds. If we raise additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the rights of our common stock. The failure to raise any needed additional funds will likely have a material adverse effect on our business. As a start-up company, our quarterly operating results may fluctuate. We have no firm commitment to purchase Units and we may need additional capital. We do not have any other commitments to raise additional capital and there is no assurance that any additional funds needed will be available on favorable terms, if at all. We require substantial working capital to fund our business. We currently anticipate that the net proceeds of this offering, together with our available funds, will be sufficient to meet our anticipated needs for working capital and capital expenditures.

     Based on our business and industry and as a start-up company, we expect to experience significant fluctuations in our future quarterly operating results due to a variety of factors, many of which are outside our control. Factors that may adversely affect our quarterly operating results include:

     our ability to attract new customers to our website at a steady rate and maintain customer satisfaction;

     our  ability  to  operate  at  favorable  gross  margins;

     the level of use of the Internet and online services and increasing consumer acceptance of the Internet and other online services for the use of our services;

     the  level  of  traffic  on  our  website;

     demand for our online services by advertisers and consumers,  including the
number  of   searches  performed  by  consumers  and  the  rate  at  which  they click-through  to  paid  search  listing  advertisements;

     our  costs  of  attracting   consumers  to  the  CarsUnlimited.com website,
including costs of receiving exposure on third-party websites and advertising costs;

     the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations, and infrastructure;

     costs  and  delays   in  introducing  new  CarsUnlimited.com  services  and
improvements  to  existing  services;

     technical  difficulties,  system  downtime,  or  Internet  brownouts;

     government  regulations  related  to  the  Internet;

     our ability to upgrade and develop our information technology systems and infrastructure;

     costs  related  to  acquisitions  of  technologies  or  businesses;  and general economic conditions, as well as those specific to the Internet and related industries.

     As a result of our limited operating history, it is difficult to accurately forecast our revenue, and we have no meaningful historical financial data upon which to base planned operating expenses. As such, we expect to operate at a loss for the foreseeable future. Revenue and operating results are difficult to forecast because they generally depend upon the number of automotive related needs using our service, the volume of the searches conducted on our website, the amounts bid by advertisers for keyword search listings on the service and the number of advertisers that bid on the service, none of which are under our control. As a result, we may be unable to adjust our spending in a timely manner to compensate for any unexpected revenue shortfall.

We  are  dependent  on  key  management  personnel.

     Our  success is dependent upon, among other things, the services of Anthony
J. Genova, Jr., CEO, president and director. The loss of the services of Mr. Genova, for any reason, could have a material adverse effect on our prospects. We do not have an employment agreement or key man life insurance for Mr. Genova. The expansion of our business will place further demands on existing management and future growth and profitability will depend, in part, on our ability to hire and retain necessary management personnel to operate the business. There is no assurance that we will be able to attract and retain the necessary experienced personnel.

We  are  in  an  intensely  competitive  industry.

     The Internet industry is highly competitive, and has few barriers to entry. Although there are few competitors who offer the same or similar services of the type we offer, there can be no assurance that additional competitors will not enter markets that we intend to serve. We believe that our ability to compete depends on many factors both within and beyond our control, including the following:

The  timing  and  market  acceptance  of  the  our  business  model;

     The effectiveness of our website in attracting potential customers; the number and types of strategic relationships we enter into (including e-commerce partnerships); and our marketing efforts.

     At this time, there are a few other websites offering similar services as those offered by CarsUnlimited.com, Inc. However, it should be expected that in the future we will compete with additional companies, many of which may have greater financial resources than our company. We can provide no assurance that we will be able to successfully compete in this market.

Our  industry  depends  on  discretionary  consumer  spending.

     Our success depends upon a number of factors relating to consumer spending, including future economic conditions affecting disposable consumer income such as employment, business conditions, interest rates, and tax rates. In addition, our business opportunities are directly dependent upon the level of consumer spending. There can be no assurance that consumer spending in general or spending on recreational activities in particular will not decline, thereby adversely affecting our future viability and profitability or that our business will not be adversely affected by future downturns in the e-commerce auto industry.

We have not paid any dividends and we do not anticipate doing so in the near future.

     We have paid no dividends on our common stock and we cannot assure you that we will achieve sufficient earnings to pay cash dividends on our common stock in the near future. Further, we intend to retain earnings to fund our operations. Therefore, we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

We  are  currently controlled by principal stockholders, officers and directors.

     Prior to this offering, our director and executive officer, Mr. Genova, and the other directors and executive officers beneficially own approximately 83% of the outstanding common stock. This concentration of ownership may have the effect of delaying or preventing a change in control of the company. See "Management" and "Principal Stockholders."

We  lack  disinterested,  independent  directors.

     Our directors have a direct financial interest in the company as well as the other Board members and Directors.

All  marketing  will  be  done  in-house.

     We currently plan to market and promote our services in-house. While our Chief officer does have prior promotional and marketing experience, there can be no assurance that the company's marketing strategies will be effectively instituted, or that these arrangements will result in sufficient revenues to produce net income.

Risks  Relating  to  the  Internet.

Our  business  is  dependent  on the maintenance of the Internet infrastructure.

     Our success will depend, in large part, upon the maintenance of the Internet infrastructure, as a reliable network backbone with the necessary speed, data capacity, and security. To the extent that the Internet continues to experience increased numbers of users, frequency of use, or increased requirements of users, we can provide no assurance that the Internet infrastructure will continue to be able to support the demands placed on it or that the performance or reliability of the Internet will not be adversely affected. Furthermore, the Internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure, and such outages and delays could adversely affect the level of traffic on our website. In addition, the Internet could lose its viability as a form of media due to delays in the development or adoption of new standards and protocols that can handle increased levels of activity. If the necessary infrastructure, standards or protocols, or complimentary products, services, or facilities are not developed, or if the Internet does not become a viable commercial medium, our business will be materially and adversely affected. Even if such infrastructures, standards or protocols, or complimentary products, services, or facilities are developed, we can provide no assurance that we will not be required to incur substantial expenditures in order to adapt our solutions to changing or emerging technologies.

We  risk  capacity  constraints  on  our  website.

     A key element of our strategy is to generate a high volume of traffic on our website. Accordingly, the satisfactory performance, reliability, and availability of our website and network infrastructure will be critical to our reputation and ability to attract and retain customers and maintain adequate customer service levels. Our revenues will depend on the number of visitors who select customers through our website and the volume of customers that we are able to attract. We may experience periodic system interruptions from time to time. Any substantial increase in the volume of traffic on our website will require us to expand and upgrade further our technology and network infrastructure. We can give no assurance that we will be able to accurately project the rate or timing of increases, if any, in the use of our website or timely expand and upgrade our systems and infrastructure to accommodate such increases. In addition, even if we are able to project such needs, we can give no assurance that we will have sufficient capital to adequately and timely expand or upgrade our systems and infrastructure.

We  are  largely  relying  upon  the  continued  growth  of  online  commerce.

     Our success is substantially dependent upon the widespread acceptance and use of the Internet and other online services as an effective medium of commerce. Rapid growth in the use of and interest in the Internet and other online services is a recent phenomenon, and we can provide no assurance that acceptance and use will continue to develop or that a sufficiently broad base of consumers will adopt, and continue to use, the Internet and other online services as a medium of commerce. Demand and market acceptance for recently introduced services over the Internet are subject to a high level of uncertainty and there exist few proven services.

     In addition, the Internet and other online services may not be accepted as a viable commercial marketplace for a number of reasons, including potentially inadequate development of the necessary network infrastructure. To the extent that the Internet and other online services continue to experience significant growth in the number of users or their frequency of use, we can provide no assurance that the infrastructure for the Internet and other online services will be able to support the demands placed upon them. In addition, the Internet or other online services could lose their viability due to delays in the development or adoption of new standards and protocols required to handle increased levels of Internet or other online service activity, or due to increased governmental regulation.

Our  industry  is  subject  to  rapid  technological  change.

     To remain competitive, we must continue to enhance and improve the responsiveness, functionality, and features of our website. The Internet and the online commerce industry are characterized by rapid technological change, changes in user requirements and preferences, frequent new product and service introductions embodying new technologies and the emergence of new industry standards and practices that could render our existing website obsolete. The development of our web entails significant technical and business risks. We can give no assurance that we will successfully use new technologies effectively or adapt our website to customer requirements or emerging industry standards. If we are unable, for technical, legal, financial, or other reasons, to adapt in a timely manner in response to changing market conditions or customer requirements, our business would be materially adversely affected.

Risks  Associated  With  On-Line  Advertising.

     No standards have been widely accepted to measure the effectiveness of web advertising. If standards do not develop, potential advertisers may not be found or, once contracted, continue or increase their levels of web advertising. If standards develop and we are unable to meet such standards, advertisers may not continue advertising on our site. Furthermore, advertisers that have traditionally relied upon other advertising media may be reluctant to advertise on the web. Our business, results of operations and financial condition could be materially adversely affected if the market for web advertising declines or develops more slowly than expected.

     Different pricing models are used to sell advertising on the web. It is difficult to predict which, if any, will emerge as the industry standard. This uncertainty makes it difficult to project our future advertising rates and revenues. We cannot assure you that we will be successful under alternative pricing models that may emerge. Moreover, "filter" software programs that limit or prevent advertising from being delivered to a web user's computer are available. Widespread adoption of this software could materially adversely affect the commercial viability of web advertising, which could materially adversely affect our advertising revenues.

     We compete with other web sites, television, radio and print media for a share of advertisers' total advertising budgets. If advertisers perceive the web in general or our web site in particular to be a limited or an ineffective advertising medium, they may be reluctant to devote a portion of their advertising budget to online advertising or to advertising on our web site.

Governmental  regulation  and  legal  uncertainties  may  effect  our  business.

     We are not currently subject to direct regulation by any governmental agency, other than regulations applicable to businesses generally, and laws or regulations directly applicable to online commerce. However, due to the increasing popularity and use of the Internet and other online services, it is possible that a number of laws and regulations may be adopted with respect to the Internet or other online services covering issues such as user privacy, pricing, content, copyrights, distribution, and characteristics and quality of products and services. Furthermore, the growth and development of the market for online commerce may prompt calls for more stringent consumer protection laws that may impose additional burdens on those companies conducting business online. The adoption of any additional laws or regulations may decrease the growth of the Internet or other online services, which could, in turn, decrease the demand for our products and services and increase our cost of doing business. Moreover, the applicability to the Internet and other online services of existing laws in various jurisdictions governing issues such as property ownership, sales and other taxes, libel and personal privacy is uncertain and may take years to resolve. Any such new legislation, the application of laws and regulations from jurisdictions whose laws do not currently apply to our business, or the application of existing laws to the Internet could have a material adverse effect on our business.

Additional  risks  you  should  consider.

     The order in which the foregoing risk factors appear is not intended as an indication of relative weight or importance thereof. In addition, the foregoing list of risk factors does not purport to be a complete discussion of the risks involved in this offering. In that regard, each prospective purchaser is urged to review this prospectus and all corporate and other relevant documents carefully and ask desired questions of the officers and directors of the company before determining whether to purchase shares.

Item  4.  Use  of  Proceeds.

Not  applicable.

Item  5.  Determination  of  Offering  Price.

Not  applicable.

Item  6.  Dilution.

Not  applicable.

Item  7.  Selling  Security  Holders

     The securities are being sold by the selling security holders named below. The table indicates that all the securities will be available for resale after the offering. However, any or all of the securities listed below may be retained by any of the selling security holders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling security holders upon termination of this offering. We believe that the selling security holders listed in the table have sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of the securities.


                                     AMOUNT
                                   BENEFICIALLY                  PERCENTAGE  (1)
NAME                                  OWNED                         OWNED
================================================================================
Paul  Greco  Family
          Ltd.  Partnership          735,000                        0.28%
The  Greco  Family
          Ltd.  Partnership          735,000                         0.28
Nicholas  Boscia                      50,000                           *
Sandra  Allesch                      100,000                           *
Steve  Goldstein                      10,000                           *
George  M.  Greco  Sr.                20,000                           *
Margaret  Greco                       50,000                           *
Denise  Garrambone                    25,000                           *
Paul  Greco  IRA                      25,000                           *
David  Gussaroff                      10,000                           *
Bob  Guido                            10,000                           *
Meryl  Weisenthal                     10,000                           *
Wow  Stores.Com                       40,000                           *
Tommy  &  Rosemary  Wayman            20,000                           *
Effie  Zak                            20,000                           *
Anthony  Aleixo                       10,000                           *
Llila  Aronoff                        30,000                           *
Craig  Aronoff                        30,000                           *
Albert  Aufiero                       15,000                           *
Allen  Arber                           5,000                           *
James  Bernardo                       40,000                           *
Richard  Barsum                       10,000                           *
Patricia  Boscia                       5,000                           *
Seth  Ben-Ezra                        10,000                           *
Lawrence  Bender                     100,000                           *
Izhar  Brill                          10,000                           *
Nicole  Bender                        10,000                           *
Blue  Fin  Partners
     Attn:  Jarrod  Shaw              30,000                           *
Mark  Cohen                           30,000                           *
James  Capucci                         5,000                           *
D.  David  Cohen                      20,000                           *
Barry  Calvagna                       50,000                           *
Mark  Cantisani                       10,000                           *
Christos  Demaskos                    10,000                           *
DBFF  Ventures  Corp.                 30,000                           *
Diversified  Consulting,  LLC         50,000                           *
Carolyn  Genovese                     10,000                           *
Donna  Garrambone                     10,000                           *

Phil  Garroway                        15,000                           *
Fortunata  Haason                     10,000                           *
Warren  Heydom                        10,000                           *
Dave  Hirsch                          40,000                           *
Internet  Marketing  Solutions,  Inc. 30,000                           *
Peter  Janssen  IRA                   20,000                           *
Bruce  Kappel                         10,000                           *
Richard  Levinson                     40,000                           *
Louis  F.  Morano                      5,000                           *
Gregory  J.  Amrine                   80,000                           *
Russel  Machover                     130,000                           *
Irwin  Machover                        5,000                           *
Andrew  Machover                       5,000                           *
Jeffrey  L.  Machover                  5,000                           *
Jonathon  Machover                     5,000                           *
Andrew  McVeigh                       10,000                           *
Gregory  Mazzeo                       10,000                           *
Clyde  E.  Maddock  Jr.               10,000                           *
Allen  Pullin                         10,000                           *
Thomas  Paliazzolo                    10,000                           *
Nadine  Quintemo                      30,000                           *
Michael  &  Shella  Rutigliano        15,000                           *
Craig  Redding                        50,000                           *
Bernard  Rosen                        10,000                           *
Michael  Saporsky                     10,000                           *
Stock  Advisor
     Attn:  Lee  Mogul                10,000                           *
Kevin  Sherlock                       30,000                           *
Stefan  Spano                         30,000                           *
Scott  Stackman                       10,000                           *
Jan  Stahl                            30,000                           *
Dr.  Dorothy  Scarpinato              10,000                           *
Estelle  Scarpinato                   10,000                           *
Michael  Sklow                         5,000                           *
Leslie  Torino                        10,000                           *
Jonathan  Tow                         10,000                           *

*  Less  than  one  percent.

(1)  Assuming  all  shares  registered  are  sold.

Relationship  With  Issuer.

     None  of  the selling security holders have a relationship with the issuer.

     We intend to seek qualification for sale of the securities in those states that the securities will be offered. That qualification is necessary to resell the securities in the public market and only if the securities are qualified for sale or are exempt from qualification in the states in which the selling shareholders or proposed purchasers reside. There is no assurance that the states in which we seek qualification will approve of the security resales.

Item  8.  Plan  of  Distribution.

     The securities offered by this prospectus may be sold by the selling security holders or by those to whom such shares are transferred. We are not aware of any underwriting arrangements that have been entered into by the selling security holders. The distribution of the securities by the selling security holders may be effected in one or more transactions that may take place in the over-the-counter market, including broker's transactions, privately negotiated transactions or through sales to one or more dealers acting as principals in the resale of these securities.

     Any  of  the  selling security holders, acting alone or in concert with one another, may be considered statutory underwriters under the securities act of 1933, if they are directly or indirectly conducting an illegal distribution of the securities on behalf of our corporation. For instance, an illegal distribution may occur if any of the selling securities holders provide us with cash proceeds from their sales of the securities. If any of the selling shareholders are determined to be underwriters, they may be liable for securities violations in connection with any material misrepresentations or omissions made in this prospectus.

     In addition, the selling security holders and any brokers and dealers through whom sales of the securities are made may be deemed to be "underwriters" within the meaning of the securities act, and the commissions or discounts and other compensation paid to such persons may be regarded as underwriters' compensation.

     The selling security holders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, accounts or loan transactions. Upon default by such selling security holders, the pledgee in such a loan transaction would have the same rights of sale as the selling security holders under this prospectus. The selling security holders also may enter into exchange traded listed option transactions which require the delivery of the securities listed under this prospectus. The selling security holders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such selling security holders under this prospectus.

     In addition to, and without limiting, the foregoing, each of the selling security holders and any other person participating in a distribution will be affected by the applicable provisions of the exchange act, including, without limitation, regulation m, which may limit the timing of purchases and sales of any of the securities by the selling security holders or any such other person.

     There can be no assurances that the selling security holders will sell any or all of the securities. In order to comply with state securities laws, if applicable, the securities will be sold in jurisdictions only through registered or licensed brokers or dealers. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. Under applicable rules and regulations of the exchange act, as amended, any person engaged in a distribution of the securities may not simultaneously engage in market-making activities in these securities for a period of one or five business days prior to the commencement of such distribution.

     All of the foregoing may affect the marketability of the securities. Pursuant to the various agreements we have with the selling securities holders, we will pay all the fees and expenses incident to the registration of the securities, other than the selling security holders' pro rata share of underwriting discounts and commissions, if any, which is to be paid by the selling security holders.

Item  9.  Legal  Proceedings.

     We are not aware of any pending or threatened legal proceedings, which involve the Company.

Item  10.  Directors,  Executive  Officers,  Promoters  and  Control  Persons.

(a)     Directors  and  Officers.
     Our Bylaws provide that we shall have a minimum of one director on the board at any one time. Vacancies are filled by a majority vote of the remaining directors then in office. The directors and executive officers of the Company are as follows:

NAME  AND  ADDRESS                     AGE          POSITIONS  HELD
------------------                     ---          ---------------

ANTHONY  J.  GENOVA,  JR                41          Director,  President  &  CEO
LAWRENCE  GENOVA                        43          Director
MICHAEL  MAKROPOULOS                    41          Director
JOSEPH  ("SKIP")  MARKS                 44          Director/VP of Internet
                                                         Marketing  Development
WILLIAM  QUINN                          51          Director/Treasurer,
                                                         Secretary

     The above named directors will serve as the director until our next annual shareholder meeting to be held within six months of our fiscal year's close or until a successor is elected who accepts the position. Directors are elected for one-year terms.

ANTHONY  J.  GENOVA,  JR
     Mr. Genova has 21 years experience in the automobile industry and the banking business. He has been employed with Chemical Bank and Marine Midland Bank. His banking experience includes sales, wholesale, credit and collections. Mr. Genova also has extensive experience in the Automotive Dealership area where he was General Manager, Finance and Insurance Manager. He has also been an independent Representative for dealer sales involving extended service contracts, finance, and insurance training.

LAWRENCE  GENOVA
     Mr. Genova has been in the information services profession for 20 years. He currently is a software architect and engineer for North Shore Health Systems. Mr. Genova has a strong technical background in UNIX, NT/98/95, Cisco routers, Novell as well as mainframe and mini computer installations. In addition to his strong technical skills, Mr. Genova has excellent project management that include enterprise deployment of mission critical (i.e. patient care) systems. His specific talents include system installation, customization and operating system maintenance, hardware and software networking and database server software. Mr. Genova currently consults in large multi-platform computer centers.

WILLIAM  F.  QUINN
     Mr. Quinn has been a CPA for 25 years and is well respected in the accounting industry. He has extensive experience in financial controls and management. Mr. Quinn is a graduate of Providence College, Rhode Island. Mr. Quinn has been a CPA for 25 years and is well respected in the accounting
industry.   He  has  extensive  experience in financial controls and management.
Mr.  Quinn  is  a  graduate  of  Providence  College,  Rhode  Island.

JOSEPH  "SKIP"  MARKS
     Mr. Marks is an innovative professional with over 20 years of increasing responsibility in sales, operations management, marketing and consulting positions with leading technology companies. After receiving a BS in Engineering from the Colorado School of Mines. Skip began his professional development at Nalco Chemical Company and then Schlumberger. After holding several management positions including Sales Manager, Regional Operations Manager, and National Business Development Manager he moved to Marketing Manager, North America for the $250 Million Production Services line for Schlumberger. While in this position, he developed Intranet and Internet Sales and technology transfer strategies and coordinated all marketing activities including product development, product roll-outs, advertising and R and D input. Currently, he is Chairman of MaxVentures, Inc. an Internet business construction company. This company focuses on formative stage-business opportunities by supplying strategic direction, business preparation, web and software architecture, valuation, financial forecasts and sales and marketing strategies. Skip has U.S. and International Patents, is nationally published, and has an MBA in Finance and Marketing from Tulane University.

MICHAEL  MAKROPOULOS
     Mr. Makropoulos contributes more than 22 years of high-tech experience. He has worked both in the U.S. and Internationally. He gained some management experience with Compaq Computer Corp. While in Europe, he successfully established Pan-Kurta European distribution and operations in the United Kingdom and Belgium for Kurta Corp. a major computer peripherals manufacturer. More recently, he was responsible for sales and channel development for a division of Xerox. Presently, Michael is Vice-Chairman of MaxVentures, an Internet business construction firm. This company focuses on emerging and second stage e-businesses opportunities by supplying strategic direction, business preparation, web and software architecture, valuation, financial forecasts and sales and marketing strategies. In addition to being nationally published, he actively participates, speaks and panels for the World Computer Law Congress, the Software Publishers Association and for the Dept. of commerce and other organizations.

(b)     Significant  Employees.
     Other than the officers and directors, there are no employees who are expected to make a significant contribution to our corporation.
(c)     Family  Relationships.
     Lawrence Genova is the brother of Anthony J. Genova, Jr., the Company's President, CEO and a director.
(d)     Legal  Proceedings.
     No officer, director, or persons nominated for such positions and no promoter or significant employee of our corporation has been involved in legal proceedings that would be material to an evaluation of our management.

Item  11.  Security  Ownership  of  Certain  Beneficial  Owners  and Management.

     The following table sets forth, as of the date of this Memorandum, the number and percentage of outstanding shares of company Common Stock owned by (i) each person known to the company to beneficially own more than 5% of its outstanding Common Stock, (ii) each director, (iii) each named executive officer, and (iv) all officers and directors as a group.

Name  of  Beneficial  Owners    Number  of  Shares  of  Common   Percentage  of
                                  Stock  Beneficially  Owned      Ownership(1)
================================================================================
Anthony  J.  Genova,  Jr.,
     President &  Director             20,091,000                    78.8  %
Michael  Makroplous,  Director            450,000                     1.8  %
Joseph  Marks,  Director                  450,000                     1.8  %
William  Quinn,  Secretary  &
     Treasurer                           300,000                      1.2  %
Lawrence Genova                          100,000                      0.04 %
================================================================================
Total                                 21,391,000                     83.6  %

(1)  Based  upon  25,500,000  issued  and  outstanding.

Item  12.  Description  of  Securities

     The following description is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation and Bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.

Common  Stock

     We are authorized to issue up to 50,000,000 shares of common stock, par value $.001, of which shares of common stock are issued and outstanding on the date of this filing. The holders of shares of common stock are entitled to one vote per share on each matter submitted to a vote of stockholders. In the event of liquidation, holders of common stock are entitled to share ratably in the distribution of assets remaining after payment of liabilities. Holders of common stock have no cumulative voting rights, and, accordingly, the holders of a majority of the outstanding shares have the ability to elect all of the directors. Holders of common stock have no preemptive or other rights to subscribe for shares. Holders of common stock are entitled to such dividends as may be declared by the Board of Directors out of funds legally available therefore.

Shares  Eligible  for  Future  Sale.

     Sales of substantial amounts of our common stock in the public market could adversely affect prevailing market prices of our common stock. Furthermore, since no shares will be available for sale shortly after this offering because of certain legal restrictions on resale described below, sales of substantial amounts of common stock in the public market after these restrictions lapse could adversely affect the prevailing market price and our ability to raise equity capital in the future.

     Upon completion of this offering, we will have outstanding an aggregate of 25,500,000 shares of our common stock. Of these shares, all of the shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, unless such shares are purchased by "affiliates" as that term is defined in Rule 144 under the Securities Act (the "Affiliates"). The remaining 22,380,000 shares of common stock held by existing stockholders are "restricted securities" as that term is defined in Rule 144 under the Securities Act. Restricted securities may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144 promulgated under the Securities Act, which rules are summarized below.

RULE  144

     In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who has beneficially owned shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

     1% of the number of shares of common stock then outstanding, which will equal approximately 255,000 shares immediately after this offering; or

     the average weekly trading volume of the common stock on the OTC Bulletin Board during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

     Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule  144(K)

     Under Rule 144(k), a person who is not deemed to have been one of our Affiliates at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, including the holding period of any prior owner other than an Affiliate, is entitled to sell such shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144. Therefore, unless otherwise restricted, "144(k) shares" , if any, may be sold immediately upon the completion of this offering.

Plan  of  Distribution.

     The securities offered by this prospectus may be sold by the selling security holders or by those to whom such shares are transferred. We are not aware of any underwriting arrangements that have been entered into by the selling security holders. The distribution of the securities by the selling security holders may be effected in one or more transactions that may take place in the over-the-counter market, including broker's transactions, privately negotiated transactions or through sales to one or more dealers acting as principals in the resale of these securities.

     Any of the selling security holders, acting alone or in concert with one another, may be considered statutory underwriters under the securities act of 1933, if they are directly or indirectly conducting an illegal distribution of the securities on behalf of our corporation. For instance, an illegal distribution may occur if any of the selling securities holders provide us with cash proceeds from their sales of the securities. If any of the selling shareholders are determined to be underwriters, they may be liable for securities violations in connection with any material misrepresentations or omissions made in this prospectus.

     In addition, the selling security holders and any brokers and dealers through whom sales of the securities are made may be deemed to be "underwriters" within the meaning of the securities act, and the commissions or discounts and other compensation paid to such persons may be regarded as underwriters' compensation.

     The selling security holders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, accounts or loan transactions. Upon default by such selling security holders, the pledgee in such loan transaction would have the same rights of sale as the selling security holders under this prospectus. The selling security holders also may enter into exchange traded listed option transactions which require the delivery of the securities listed under this prospectus. The selling security holders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such selling security holders under this prospectus.

     Furthermore, and without limiting, the foregoing, each of the selling security holders and any other person participating in a distribution will be affected by the applicable provisions of the exchange act, including, without limitation, regulation M, which may limit the timing of purchases and sales of any of the securities by the selling security holders or any such other person.

     There can be no assurances that the selling security holders will sell any or all of the securities. In order to comply with state securities laws, if applicable, the securities will be sold in jurisdictions only through registered or licensed brokers or dealers. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. Under applicable rules and regulations of the exchange act, as amended, any person engaged in a distribution of the securities may not simultaneously engage in market-making activities in these securities for a period of one or five business days prior to the commencement of such distribution.

     All of the foregoing may affect the marketability of the securities. Pursuant to the various agreements we have with the selling securities holders, we will pay all the fees and expenses incident to the registration of the securities, other than the selling security holders' pro rata share of underwriting discounts and commissions, if any, which is to be paid by the selling security holders. Managements' Discussion and Analysis. It is anticipated that the selling security holders will offer the shares in direct sales to private persons and in open market transactions. The selling security holders may offer the shares to or through registered broker-dealers who will be paid standard commissions or discounts by the selling security holders. We believe that no selling security holders have any arrangements or agreements with any underwriters or broker/dealers to sell the shares, and they may contact various broker/dealers to identify prospective purchasers. Additionally, agents, brokers or dealers may acquire shares or interests in shares and may, from time to time, effect distributions of the shares or interests in such capacity.

Transfer  Agent

     The transfer agent for the shares of common stock is Olde Monmouth Transfer, 77 Memorial Parkway Ste. 2, Atlantic Highland, NJ 07716.

Item  13.  Experts

Our Financial Statements for the period from March 7, 2000 inception to June 30, 2000, have been included in this prospectus in reliance upon of Van Buren & Hauke, LLC, CPA's, 63 Wall Street , New York, NY 10005, independent Certified Public Accountants as experts in accounting and auditing.

Item 14. Disclosure of Commission Position on Indemnification for Securities Act Liabilities.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings, is asserted by such director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

Item  15.  Organization  Within  Last  Five  Years

Business  Development.

     CarsUnlimited.com, Inc. was incorporated in the State of Nevada on March 7, 2000. We are an early development stage company with the goal to provide our users the ability to search a database that contains detailed information about the automobile industry, new and used car sales as well as a parts database and extended warranty information from around the world. Our service is intended to offer Internet users a quick and easy way to search for automobile related needs according to their interests via the Internet on our web site located at www.CarsUnlimited.com. The company combines an existing dealer-direct business with the expansive potential of a new virtual storefront and portal. The Company is a diversified "click-and-mortar" company, providing products and services for automobile owners, potential owners, and manufacturers through multiple distribution and marketing channels including the Internet and direct sales. Many of these products and services are exclusive or niche products marketable in 45 states. The website will take immediate orders for warranty products, provide a free automobile classified section for consumers and dealers, sell ancillary products and offer content to attract and educate the potential buyers.

Item  16.  Description  of  Business.

Our  Business.

     In addition to direct and dealer sales, the Internet offers consumers a convenient way to learn, compare, and contrast not only new and used car prices but also insurance and warranty policies. CarsUnlimited.com will offer extended service contracts on new and used automobiles, and unique products for consumers that lease vehicles. Many of these products are exclusive in nature and/or territory and are new to the industry. Automobile related after market products are some of the most profitable products offered in the automobile industry. The website, is presently operational and in the process of further development.
     Outsourcing: Hiring independent contractors to enlist shoppers and producers of parts and cars to use our service. First and foremost, our goal is customer satisfaction. This strategy begins by developing a website that is user friendly, appealing to customers, informative and entertaining. We believe that all of these factors will create a greater likelihood that customers will return to our site creating greater traffic.

     The second step to expanding and developing our business lies in our ability to attract the automobile industry to use and enlist our services. Initially, this will be done by allowing producers and manufactures to be listed on our website free of charge for a limited time. Once we have established ourselves as a recognizable benefit to the industry, we will expect to charge a monthly fee.

     Next, we intend to attract and intend to hire independent contractors in areas where there is a significant amount of customers to warrant our service. We intend to hire independent contractors in these regions to locate and persuade companies to join our service free of charge for a limited time. These independent contractors will also be responsible for contacting other affiliates and list them on our website and obtaining names of clients so that we may attempt to get comments regarding the automobile industry.

     Finally, our strategy will focus on instituting an intensive marketing and promotional campaign. We believe that this, if successful, will generate a significant amount of traffic over our website. Initially, we will enter advertising agreements with on-line companies with similar target audiences. In addition, subject to adequate funding, we intend to advertise in trade journals as well as other pertinent advertising magazines. We will also set up promotional booths at trade shows and automobile related events.

     The second phase of company development involves the creation of a division focused on supplying parts that assist truck and automobile manufacturers. After careful study and utilizing the expertise and network of the management team, the Company intends to develop a specialized business sub-contracting the manufacture of tool hardware, repair parts and perishable parts for automatic screw machines. These large, electronically controlled lathes manufacture 75% of the OEM (Original Manufacturers Equipment) parts that go into the assembly of trucks and automobiles. The customers are the large automobile manufacturers and the contractors that provide parts for assembly. CarsUnlimited.com intends to supply parts to this niche, but global marketplace. The company intends to grow market share and take advantage of the relatively high profit margins in the automatic screw machine business while leveraging the relationships with the automobile and truck manufacturers to provide additional markets for CarsUnlimited.com products.

     In the third phase of company development, CarsUnlimited.com will carefully look at possible acquisitions of strategic new and pre-owned car dealerships to serve as outlets to support the consumer consignment business and the overall company development. Of course the dealerships will expected to maintain profitability from their core business. These dealerships should increase in demand as consumers shift their auto and truck buying focus to the Internet and thus remain an excellent investment candidate for the company.

     The short-term goal of the Company is to blend the existing dealer direct sales business with a new Internet e-commerce presence. Using established relationships and expertise; the Company intends to grow revenues quickly using a combination of multiple distribution channels, exclusive products, and aggressive Internet marketing.

PRINCIPAL  PRODUCTS  AND  SERVICES.

     In addition to direct and dealer sales, the Internet offers consumers a convenient way to learn, compare, and contrast not only new and used car prices but also insurance and warranty policies. CarsUnlimited.com will offer extended service contracts on new and used automobiles, and unique products for consumers that lease vehicles. Many of these products are exclusive in nature and/or territory and are new to the industry. Automobile related after market products are some of the most profitable products offered in the automobile industry. The website, is presently operational and in the process of further development.

     Outsourcing: Hiring independent contractors to enlist shoppers and producers of parts and cars to use our service. First and foremost, our goal is customer satisfaction. This strategy begins by developing a website that is user friendly, appealing to customers, informative and entertaining. We believe that all of these factors will create a greater likelihood that customers will return to our site creating greater traffic.

     The second step to expanding and developing our business lies in our ability to attract the automobile industry to use and enlist our services. Initially, this will be done by allowing producers and manufactures to be listed on our website free of charge for a limited time. Once we have established ourselves as a recognizable benefit to the industry, we will expect to charge a monthly fee.

     Next, we intend to attract and intend to hire independent contractors in areas where there is a significant amount of customers to warrant our service. We intend to hire independent contractors in these regions to locate and persuade companies to join our service free of charge for a limited time. These independent contractors will also be responsible for contacting other affiliates and list them on our website and obtaining names of clients so that we may attempt to get comments regarding the automobile industry.

     Finally, our strategy will focus on instituting an intensive marketing and promotional campaign. We believe that this, if successful, will generate a significant amount of traffic over our website. Initially, we will enter advertising agreements with on-line companies with similar target audiences. In addition, subject to adequate funding, we intend to advertise in trade journals as well as other pertinent advertising magazines. We will also set up promotional booths at trade shows and automobile related events.

COMPETITIVE  BUSINESS  CONDITIONS.

     The market for commercial uses of the Internet are new and rapidly evolving, and competition is expected to increase significantly in these markets, as barriers to entry are relatively insubstantial. We believe that our ability to compete depends on many factors both within and beyond our control, including the following:

     -  the  timing  and  market  acceptance  of  our  business  model;

     - the effectiveness of our website in attracting potential customers for our products;

     - the number and types of strategic relationships we enter into (including e-commerce partnerships); and
     our  marketing  efforts.

     It should be expected that in the future we will compete with additional companies, many of which may have greater financial resources than our company. We can provide no assurance that we will be able to successfully compete in this market.

SOURCES  AND  AVAILABILITY  OF  RAW  MATERIALS.

     As of the date of this prospectus, we have no raw materials nor suppliers of raw materials.

Customer  Base.

     As of the date of this prospectus, we have no customers. If we are able to establish a customer base in the future, we do not anticipate we will depend on one or a few major customers. There can be no assurance that this assumption is correct.

GOVERNMENTAL  REGULATION  ISSUES.

     We are not now affected by direct government regulation, generally and laws or regulations directly applicable to commerce on the Internet. However, due to increasing usage of the Internet, a number of laws and regulations may be adopted relating to the Internet, covering user privacy, pricing, and characteristics and quality of products and services. Furthermore, the growth and development for Internet commerce may prompt more stringent consumer protection laws imposing additional burdens on those companies conducting business over the Internet. The adoption of any additional laws or regulations may decrease the growth of the Internet, which, in turn, could decrease the demand for Internet services and increase the cost of doing business on the Internet. These factors may have an adverse effect on our business, results of operations and financial condition.

     Moreover, the interpretation of sales tax, libel and personal privacy laws applied to Internet commerce is uncertain and unresolved. We may be required to qualify to do business as a foreign corporation in each such state or foreign country. Our failure to qualify as a foreign corporation in a jurisdiction where we are required to do so could subject us to taxes and penalties. Any such existing or new legislation or regulation, including state sales tax, or the application of laws or regulations from jurisdictions whose laws do not currently apply to our business, could have a material adverse effect on our business, results of operations and financial condition.

RESEARCH  AND  DEVELOPMENT.

     To  date,  we  have  not  undergone  any  research  and  development.

ENVIRONMENTAL  LAW  COMPLIANCE.

     The extent which environmental compliance may be necessary, we do not anticipate any significant compliance expense.

EMPLOYEES.

     The  Company presently has 2 full time employees and 2 part time employees.

REPORTS  TO  SECURITY  HOLDERS.

     After the effective date of this document, we will be a reporting company under the requirements of the Exchange Act and will file quarterly, annual and other reports with the Securities and Exchange Commission. Our annual report will contain the required audited financial statements. We are not required to deliver an annual report to security holders and will not voluntarily deliver a copy of the annual report to the security holders. The reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Commission, 450 Fifth Street, N. W., Washington, D.C. 20549.

     Copies of such material may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N. W., Washington, D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a World Wide Website on the Internet at: http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

Year  2000  Compliance.

     The Y2K compliance issue is the result of computer programs being written using two digits rather than four to define the applicable year. Computer programs that have time sensitive software may recognize a date using "00" as the year 1900 rather than 2000. This could result in a systems failure or miscalculation causing disruption of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities. We do not anticipate Y2K compliance will have any significant effect on our corporation.

Item  17.   Plan  of  Operation

     The discussion contained in this prospectus contains "forward-looking statements" that involve risk and uncertainties. These statements may be identified by the use of terminology such as "believes," "expects," "may," "will," "should" or "anticipates" or expressing this terminology negatively or similar expressions or by discussions of strategy. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus. Our actual results could differ materially from those discussed in this prospectus. Important factors that could cause or contribute to such differences include those discussed under the caption entitled "risk factors," as well as those discussed elsewhere in this registration statement.

     We will require additional funds to develop our website. Although we plan to raise additional funds, we have not yet determined how we will obtain these funds. There is no assurance that we will be able to obtain financing for our business development. If adequate funds are not available to us, we believe that our business development will be adversely affected.

     We anticipate now that our website has just become operational, we will begin to generate revenues from the sale of subscriptions to the website and though the sale of advertisements. There is no assurance that we will be successful in selling subscriptions or advertising for our website. We have no other sources of revenue. As such, if we are not successful in this regard, we will be unable to achieve revenues under our current business plan.

     If our company or its management receives proceeds from the sales of the securities by the selling security shareholders, those persons may have conducted an illegal distribution of our securities and may be deemed underwriters. Accordingly, they will have liability for any material misrepresentations or omissions in this document and otherwise in the offer and sale of securities.

     We do not anticipate significant research and development expenses over the next twelve months. We do not expect to purchase or sell any plant and significant equipment or make any significant changes in the number of employees over the next twelve months. We incorporated in the State of Nevada in March 7, 2000 and have no operations or revenues and nominal assets. As a start-up business, we are subject to all the substantial risks inherent in the commencement of a new business enterprise with new management. There can be no assurance that we will be able to successfully generate revenues, operate profitably, or make any distributions to the holders of our securities. We have limited business history for you to analyze or to aid you in making an informed judgement as to the merits of an investment in our securities. Any investment in our common stock should be considered a high risk investment because you will be placing funds at risk in an unseasoned start-up company with unforeseen costs, expenses, competition and other problems to which start-up ventures are often subject. As we are a development stage company, our prospects must be considered in light of the risks, expenses and difficulties encountered in establishing a new business in any industry.

     You should consider our prospects in light of the risks, expenses, and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets such as online commerce. Such risks include, but are not limited to, an evolving and unpredictable business model and the management of growth. To address these risks, we must, among other things, establish a user base, implement and successfully execute our business and marketing strategy, continue to develop and upgrade our technology, improve our website, respond to competitive developments, and attract, retain, and motivate qualified personnel. We can provide no assurance that we will be successful in addressing such risks, and the failure to do so could have a material adverse effect on our business. We can provide no assurance that we will become profitable in the future.

     CarsUnlimited.com, Inc. was incorporated in the State of Nevada on March 7, 2000. We are an early development stage company with the goal to provide our users the ability to search a database that contains detailed information about automobile related needs from around the country. Our service is intended to offer Internet users a quick and easy way to search via the Internet on our website located at www.CarsUnlimited.com. In addition, the website should allow users to send in comments on customers they have used in the past, as well as provide a chat room to ask and answer questions.

Business  Strategy.

     Our mission is to become a market leader in providing top quality content and information about automobile related needs from around the world. This strategy is founded on:

     Web Page Design. Designing a quality web page that is easy to use and provides maximum customer satisfaction;

     Attracting New Product Suppliers; Providing manufacturers a free listing until we prove that they will benefit from being listed within our service, at which time we expect to charge customers a small monthly fee to retain their listing;

     Outsourcing.  Hiring  independent contractors to enlist  new business;

     Intensive Marketing Effort. Implementing an intensive marketing campaign.

     First and foremost, our goal is customer satisfaction. This strategy begins by the continued enhancement and appeal of our website that is user friendly, appealing to customers, informative and entertaining. We believe that all of these factors will create a greater likelihood that customers will return to our site creating greater traffic.

     The second step to expanding and developing our business lies in our ability to attract new Internet Shoppers to use and enlist our services. Initially, this will be done by allowing automobile producers, cooperative dealers, parts producers and warranty suppliers to be listed on our website free of charge for a limited time. Once we have established ourselves as a recognizable benefit to the companies. After an initial servicing period we will expect to charge a small monthly fee.

     Next, we intend to hire independent contractors in areas where there is a significant amount of producers to warrant our service. We will hire independent contractors in these regions to locate and persuade automobile related services to join our service free of charge for a limited time. These independent contractors will also be responsible for contacting like companies and to enlist our services and obtaining names of clients so that we may attempt to get comments regarding the automobile industry.

     Finally, our strategy will focus on instituting an intensive marketing and promotional campaign. We believe that this, if successful, will generate a significant amount of traffic over our website. Initially, we will enter advertising agreements with on-line companies with similar target audiences. In addition, subject to adequate funding, we intend to advertise in trade journals and other magazines, and set up promotional booths at automobile shows.

     If our company or its management receives proceeds from the sales of the securities by the selling security shareholders, those persons may have conducted an illegal distribution of our securities and may be deemed underwriters. Accordingly, they will have liability for any material misrepresentations or omissions in this document and otherwise in the offer and sale of securities.

     We do not anticipate significant research and development expenses over the next twelve months. We do not expect to purchase or sell any plant and significant equipment or make any significant changes in the number of employees over the next twelve months.

Item  18.      Description  of  Property.

     Our office is presently located at 10 Cedar Swamp Rd, Glen Cove, New York 11542.

Item  19.     Certain  Relationships  and  Related  Transactions.

     Certain  Relationships.

     Lawrence Genova, brother of Anthony J. Genova, Jr., the company's president and a director, has provided and shall continue to provide, computer related services to the Company. The Company has valued said services at $5,000 and in return for said services has issued Lawrence Genova 50,000 shares of the Company's common stock.

Related  Transactions.

     That on March 8, 2000, the Company and Sandra Allesch ("Allesch"), who owned all the rights and interest to the Internet address site (also known as the "URL address") to, "Carsunlimited.Com", entered into an agreement with the Company whereby Allesch transferred and assigned all rights and interest in the URL, Carsunlimited.com, to the Company. Allesch retained no rights whatsoever in the URL. In consideration of said assignment, the Company compensated
Allesch  with  100,000  shares  of  the  Company's  restricted  common  stock.

     That a "leak out agreement" has been entered into whereby the following shareholders have agreed that their shares which are being registered herein, shall be held by the company's transfer agent and released to them on a pro rata basis of 10% each month until the shares are exhausted:

     a.) Paul Greco Family Ltd., Partnership 735,000 shares: 73,500 shares per month for 10 months;
     b.) The Greco Family Ltd. Partnership 735,000 shares: 73,500 shares per month for 10 months;
     c.) Nicholas Boscia                            50,000 shares:  5,000 shares
per month for  10  months.

Item  20.      Market  for  Common  Equity  and  Related  Stockholder  Matters.

Market  Information.

     Our common stock is not traded on any exchange. We plan to eventually seek listing on the OTCBB, once our registration statement has cleared comments of the Securities and Exchange Commission, if ever. We cannot guarantee that we will obtain a listing. There is no trading activity in our securities, and there can be no assurance that a regular trading market for our common stock will ever be developed.

Dividends.

     We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payment of dividends will depend on our earnings and financial position and such other factors, as the Board of Directors deems relevant.

Item  21.  Executive  Compensation.

     We may award stock options and cash bonus to key employees, directors, officers and consultants under a stock option plan not yet adopted as bonus based on service and performance. The annual salaries of executive officers are listed as follows:

Name  and  Principal  Position       Year          Annual  Salary(1)
------------------------------       ----          --------------
Anthony  Genova       President
                      & Director     2000           $124,000

(1)  Anticipated  annual  salary  for  year  2000.

Employment  Agreements.

     We currently have no written employment with any of our key officers and directors.

Item  22.  Financial  Statements.

     Statements included in this report that do not relate to present or historical conditions are forward-looking statements." Our corporation may make future oral or written forward-looking statements which also may be included in documents other than this Report that are filed with the Commission. Forward-looking statements involve risks and uncertainties that may differ materially from actual results. Forward-looking statements in this report and elsewhere may relate to our plans, strategies, objectives, expectations, intentions and adequacy of resources.


                             CARSUNLIMITED.COM, INC.
                          (A Development Stage Company)

                              FINANCIAL STATEMENTS

         For the Period From Inception (March 7, 2000) to June 30, 2000

                             CARSUNLIMITED.COM, INC.
                          (A Development Stage Company)

                                TABLE OF CONTENTS

                                                                 PAGE  NO.

INDEPENDENT  CERTIFIED  PUBLIC  ACCOUNTANTS'  REPORT                 F-1
FINANCIAL  STATEMENTS

Balance  Sheet                                                       F-2

Statement  of  Operations                                            F-3

Statement  of  Cash  Flows                                           F-4

Statement  of  Changes  in  Stockholder'  Equity                     F-5

Notes  to  the  Financial  Statements                                F-6

                INDEPENDENT CERTIFTED PUBLIC ACCOUNTANTS' REPORT


To  the  Shareholders  of
CARSUNLIMITED.COM,  INC.

We have audited the accompanying balance sheet of CARSUNLIMITED.COM, INC. (A Development Stage Company) (Company) at June 30, 2000, and the related statements of operations, cash flows and changes in stockholders' equity from its inception (March 7, 2000) to June 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Carsunlimited.com, Inc. as of June 30, 2000, and the results of its operations and cash flows for the period of inception (March 7, 2000) to June 30, 2000 in conformity with generally accepted accounting principles.

The  accompanying  financial  statements  have  been  prepared  assuming
CARSUNLIMITED-COM, INC. will  continue  as  a  going  concern.  As discussed  in
Note 3 to the financial statements, the Company is a development stage company without a substantial, continuing source or revenue and nominal assets which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                   By:/S_______________________
                                           Van  Buren  &  Hauke,  LLC



         July  24,  2000




                                                   CARSUNLIMITED.COM, INC.
                                                (A Development Stage Company)
                                                        BALANCE SHEET
                                                        JUNE 30,2000


ASSETS
    Cash                                                                                                     48,878
    Commissions receivable                                                                                   20,260
    Prepaid advertising                                                                                      23,437
      Total Current Assets                                                                                   97,575

    Equipment and furniture, net of $79 in accumulated depreciation                                           9,427
    Website                                                                                                  14,600
    Security deposits                                                                                         1,522
      Total Assets                                                                                         $118,124

                                     LIABILITIES AND STOCKHOLDER'S EQUITY

    Account payable and accrued expenses                                                                     $9,118
    PaAble to business consultant                                                                            33,000
    Payroll taxes payable                                                                                    14,289
      Total Current Liabilities                                                                              56,407

    Stockholders' Equity:
    Common stock, $0.001 par value- 50,000,000 shares authorized
    and 25,180,000 shares issued and outstanding.                                                            25,190
    Additional paid-m capital                                                                               484,570
    (Less) subscriptions receivable                                                                           (820)
    (Less) cost of equity financing                                                                       (244,470)
    (Deficit) accumulated during the development stage                                                    (202,743)
    Total Stockholders' Equity                                                                              61,717
      Total Liabilities and Stockholders' Equity                                                         $ 118,124

                             See accompanying notes.
                                       F-2




                                        CARSUNLIMITED.COM, INC.
                                     (A Development Stage Company)
                                        STATEMENT OF OPERATIONS
                       FOR THE PERIOD FROM INCEPTION (MARCH 7,2000) TO JUNE 30,2000
    Revenues:
    Commissions on dealer direct sales                                                                   $   34,549
    interest                                                                                                     48
      Total Revenues                                                                                         34,597

    Costs and Expenses:
    Sales and related taxes                                                                                  39,512
    Consultant fee:
    Directors and officers                                                                                  140,000
    Other consultants                                                                                         2,384
    Commissions                                                                                              11,274
    Advertising and Internet marketing                                                                       l3,429
    Rent                                                                                                      3,600
    Start-up costs                                                                                            8,498
    Office                                                                                                    4,567
    Deliveries                                                                                                3,123
    Telephone                                                                                                 2,116
    Travel and auto                                                                                           5,611
    Other                                                                                                     3,226
        Total Costs and Expenses                                                                            237,340

   Net (Loss)                                                                                            $(202,743)

   Net (loss) per common share                                                                            $  (0.03)

   Weighted average common shares                                                                         7,149,000


                             See accompanying notes.
                                       F-3





CARSUNLIMITED.COM, INC.
(A Development Stage Company)
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM INCEPTION (MARCH 7,2000) TO JUNE 30,2000
     Cash Flows From Operating Activities
       Net (loss)                                                                                         (202,743)
       Adjustments to Reconcile Net (Loss) to Net Cash (Used) by Operating Activities
         Depreciation and amortization                                                                        1,642
         Stock issued for services                                                                          140,000
         (Increase) in commissions receivable                                                              (20,260)
         Increase in accounts payable and accrued expenses                                                    9,118
         Increase in payable to business consultant                                                          33,000
         Increase in payroll taxes payable                                                                   14,289
         (Increase) in security deposits                                                                    (1,522)
           Net Cash (Used) by Operating Activities                                                         (26,476)

     Cash Flows From Investing Activities:
     Purchase equipment                                                                                     (9,506)
     Website development                                                                                    (9,600)
     Prepaid celebrity advertising                                                                          (5,000)
     Cash Flows (Used) by Investing Activities                                                             (24,106)

     Cash Flows From Financing Activities:
     Issue common stock for cash                                                                            192,750
     Cost of equity financing                                                                              (93,290)
     Cash Flows Provided by Financing Activities                                                             99,460

     Net increase in cash                                                                                    48,878

     Cash at beginning of period

     Cash at end of period                                                                                   48,878

     Supplemental Cash Disclosures:
     Stock issued for services                                                                             $316,700


                             See accompanying notes.
                                       F-4



                                                    CARSUNLIMITED.COM, INC.
                                                 (A Development Stage Company)
                                         STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                               FOR THE PERIOD FROM INCEPTION (MARCH 7, 2000) TO JUNE 30, 2000
                                                                           Deficit
                                                                         Accumulated
                                                          Additional       During               Total
                                    Common        Par      Paid-in       Development         Stockholders'
                                    Stock         Value    Capital          Stage                Equity
2000 Activity,

Shares issued for cash            1,819,000    $ 1,819   $ 190,931       $   -                  192,750

Shares issued for services        3,170,000      3,170     313,830           -                  317,000

Founders stock                   20,191,000     20,191    (20,191)           -                     -

(Less) cost of equity financing      -             -     (244,470)          -                 (244,470)

Net (loss)                           -             -         -           (202,743)            (202,743)

(Less) subscriptions receivable      -             -       (820)              -                   (820)

Balance, June 30, 2000           25,180,000    $ 25,180  $ 239,280      $(202,743)              $61,717


                             See accompanying notes.
                                       F-5



                             CARSUNLIMITED.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                  June 30, 2000

1.     NATURE  OF  OPERATIONS

CARSUNLIMITED.COM, INC. (The Company) was formed in Nevada on March 7, 2000. The Company is a development stage company with limited operations and revenues and only nominal assets. Its intended purpose is to offer users the ability to search a database that contains products and information about the Automobile
Industry, new and used car sales (classified ads), as well as automotive products such as extended warranty information and anti-theft body part marking.

As the Company develops its website, its operations are currently limited to marketing various lease products directly through automobile dealers. The Company arranges for the dealer to market the products to their automotive customers and collect the costs and fees. The Company receives commissions from the third party administrators.

The Company is a development stage company with limited operations and revenues and only nominal assets. The company's ability to commence its intended operations is based on the successful placement of 1,500,000 units at a price of $0.10 per unit, each unit consisting of 1 share of common stock valued at $0.10 per share and, an option to purchase 3 warrants exercisable at $0.30 per warrant. The Private Placement Memorandum (PPM) is being offered without registration under the exemption from registration afforded by Section 4(2) of the Securities Act 0f 1933.

2.     SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

USE  OF  ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions which affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues an expenses during the reporting period. Actual results could differ from those estimates.

COMMISSIONS  RECEIVABLE

Commissions receivable represent the Company's commissions for sales of automotive products (extended warranties, GAP insurance and other lease products) through automobile dealers (dealers). These dealers have agreed to market the Company's automotive products directly to their customers and to collect the fees and costs. The Company is responsible for servicing the dealer and transmitting the checks to a third party administrator. No provision for uncollectibles has been recorded as the Company believes none is necessary.

PREPAID  ADVERTISING

In May, the Company entered into a celebrity endorsement agreement wherein the celebrity has agreed to serve as a Company spokesperson and to endorse the Company's products and services. The Company has capitalized the full cost ($25,000) of the agreement and is amortizing it over its 2-year life on a straight-line basis. The celebrity was compensated in cash ($5,000) and the fair value ($0.10 per share or $20,000) of the stock offered to him at par value.

EQUIPMENT  AND  FURNITURE

Equipment and furniture is stated at cost. Depreciation is recorded on a straight-line basis over the estimated useful lives of 5 years.

WEBSITE

Website development consists of fees and costs in designing the Company's website. The cost of this development will not be expensed unless the Company determines there has been a diminution of value. When completed, maintenance costs will be charged to expense as incurred.

COST  OF  EQUITY  FINANCING

The Company has recorded the fees paid to consultants, attorney, and other professionals for assistance in raising funds as a charge against additional paid-in capital. These fees and costs were paid primarily in common stock recorded at its fair value of $0.10 per share as determined by management.

                                       F-6

COMMON  STOCK
The Company offered 389,000 shares at $0.10 per share pursuant to Section 4(2) of the Securities Act of 1933, as amended. Through June 30, 2000, the Company collected $38,900 in cash.

The Company intends to raise $1,500,000 by offering 1,500,000 at a price of $0.10 per unit, each unit consisting of 1 share of common stock and an option to purchase 3 warrants exercisable at $0.10 per share. The Private Placement Offering (PPM) is being offered without registration under the Securities Act of 1933 or under the securities laws of any state. Through June 30, 2000, the Company raised $150,000 in the first round of financing and expects to have the warrants issued at $0.30 per warrant in the coming year.

The Company has issued 3,170,000 shares of its common stock for services and has valued all of the issuances at fair value of $0.10 per share as determined by management for a total of $317,000. Of this total, $140,000 was for the services of officers and directors, $20,000 for prepaid advertising under the celebrity endorsement agreement, and $152,000 for fees associated with raising equity and $5,000 in computer services.

FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS

Substantially all of the Company's assets and liabilities are carried at fair value or contracted amounts which approximate fair value.

(LOSS)  PER  COMMON  SHARE

Net (loss) per common share is based on the weighted average number of common shares outstanding during the period.

INCOME  TAXES

The Company has a net operating loss (NOL) carryforward of $202,743 expiring in 2020. The Company has not recorded any tax benefit from the NOL as its realization is uncertain. Deferred taxes on the differences between book and tax accounting are immaterial.

3.     GOING  CONCERN

The Company is a development stage company with limited operations, no substantial, continuing source of revenues and only nominal assets. The Company's intended operations will require substantial capital and until revenues are sufficient to fund ongoing operations, the Company will be highly dependent on external sources of financing. The Company has no internal sources of liquidity and does not expect to generate any positive cash flows in the immediate future. These conditions raise substantial doubt about its ability to continue as a going concern.

The Company has begun to raise $1,500,000 through a Private Placement Memorandum
(PPM)  as  discussed  above.

Although the Company believes that it can successfully complete the PPM there can be no assurance that it will do so or even if completed it will be sufficient to permit the Company to implement its intended operations.

4.     OFFICE  LEASE
The Company has signed a 3-year lease for office space commencing April 1, 2000 through March 31, 2003. Monthly rentals for the first year are $14,400 and $16,800 per year in the remaining 2 years.

Item 23. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

     None.

Item  24.  Indemnification  of  Officers  and  Directors.

     In so far as indemnification by the company for liabilities arising under the Act may be permitted to directors, officers and controlling persons pursuant to provisions of the Articles of Incorporation and Bylaws, or otherwise, the company has been advised that in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of the company in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, the company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item  25.  Other  Expenses  of  Issuance  and  Distribution.

     The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by our corporation in connection with the issuance and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. Selling Security Holders will pay no offering expenses.

     ITEM                                    EXPENSE
     ----                                    -------

     SEC  Registration  Fee               $      82.37
     Consulting  &  Legal  Expenses       $  17,500.00
     Accounting  Fees  and  Expenses      $   6,500.00
     Miscellaneous*                       $   4,000.00

                                  Total     $28,082.37

Item  26.  Recent  Sales  of  Unregistered  Securities.

     From May 2000 through June 2000, we issued 1,500,00 restricted shares of our common stock under an exemption from registration provided in Rule 506 of Securities Act Regulation D. The Company filed a Form D with the Securities and Exchange Commission, and used no general solicitation or advertising to sell the securities. We issued 20,091,000 shares of our common stock to our founder, Anthony J. Genova, Jr., for his duties as the founder of the company, including his conceptualization of our business, organizational matters and development of our business plan. We issued 50,000 shares of our common stock to Lawrence Genova, brother of Anthony J. Genova, Jr., president and a director of the company, as compensation for services rendered to our corporation. That on March 8, 2000, the Company compensated Sandra Allesch with 100,000 shares of the Company's restricted common stock (See"Related Transactions"). On March 23, 2000, the Company issued 389,000 shares of the Company's restricted stock at $.10 per share to accredited investors for an aggregate amount of $38,900 pursuant to Section 4(2) of the Securities Act, as amended. Those shares are not included in this offering.

Item  27.  Exhibits.

     Exhibit  Number     Exhibit  Description
     ---------------     --------------------

     3.1                 Articles  of  Incorporation
                         ---------------------------

     3.2                 Bylaws
                         ------

     4                   Instrument  Defining  the  Right
                           of Holders - Share Certificate
                         --------------------------------

     5                   Legal  Opinion
                         --------------

     24                  Consents  of  Experts
                         ---------------------

     27                  Financial  Data  Schedule
                         -------------------------

Item  28.      Undertakings.

The  undersigned  Registrant  undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to: a. Include any prospectus required by Section 10(a)(3)of the Securities Act of 1933; b. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;
c. Include any additional or changed material information on the plan of distribution.

2. That, for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

5. In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered by this registration statement, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing of Form SB-2 and authorized this registration statement to be singed on its behalf by the undersigned, in the City of Jericho, State of New York on August 8, 2000.




              CARSUNLIMITED.COM,  INC.
              By:/s/  Anthony  J.  Genova,  Jr.
              ______________________
              Anthony  J.  Genova,  Jr.,
              President,  CEO  &  Director

     In accordance with the requirements of the Securities act of 1933, this registration statement was signed by the following persons in their respective capacities and on the dates stated:


               /s/_____________________
               ------------------------
               By:  Anthony  J.  Genova,  Jr.,
               President,  CEO  &  Director

               /s/______________________
               -------------------------
               By:  William  Quinn,  Secretary,
               Treasurer  &  Director

               /s/______________________
               -------------------------
               By:  Joseph  Marks,  Vice-President
               &  Director

               /s/______________________
               -------------------------
               By:  Michael  Makrapolous,  Director

               /s/______________________
               -------------------------
               By:  Lawrence  Genova